Exhibit 99.3

ELOXX PHARMACEUTICAL LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

IN U.S. DOLLARS

- - - - - - - -

F-1

ELOXX PHARMACEUTICAL LTD.

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

ELOXX PHARMACEUTICAL LTD.

We have audited the accompanying consolidated balance sheets of Eloxx Pharmaceutical Ltd. ("the Company") as of December 31, 2015 and 2016, and the related consolidated statements of comprehensive loss, consolidated statements of changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. Standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and subsidiary at December 31, 2015 and 2016, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
December 4, 2017	A Member of Ernst & Young Global

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ELOXX PHARMACEUTICAL LTD.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

		December 31,
	Note	2015	2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$1,370	$2,212
Restricted bank deposit		24	38
Other accounts receivable	3	355	837

Total current assets		1,749	3,087

Property and equipment, net	4	13	41

Total assets		1,762	3,128

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Trade payables		649	1,899
Other accounts payable	5	470	619

Total current liabilities		1,119	2,518

COMMITMENTS AND CONTINGENT LIABILITIES	8

SHAREHOLDERS' EQUITY:	9
Ordinary Shares of NIS 0.01 par value -
Authorized: 6,000,000 at December 31, 2016 and 2015; Issued and outstanding: 842,500 shares at December 31, 2016 and 2015		2	2
Series A, B-1 and B-2 Preferred Shares of NIS 0.01 par value
Authorized: 4,000,000 at December 31, 2015 and 2016; Issued and outstanding: 820,985 and 1,530,314 at December 31, 2015 and 2016, respectively; Aggregate liquidation preference $20,030 at December 31, 2016		2	4
Additional paid-in capital		8,538	18,350
Accumulated deficit		(7,899)	(17,746)

Total shareholders' equity		643	610

Total liabilities and shareholders' equity		$1,762	$3,128

The accompanying notes are an integral part of the consolidated financial statements.

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ELOXX PHARMACEUTICAL LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands, except per share and per share data

		Year ended December 31,
	Note	2014	2015	2016

Operating expenses:
Research and development, net		$1,131	$5,842	$8,986
General and administrative expenses		216	429	824

Operating loss		1,347	6,271	9,810

Financial expenses, net	11a	60	131	29

Loss before taxes on income		1,407	6,402	9,839

Taxes on income	10	-	4	8

Net loss		$1,407	$6,406	$9,847

Basic and diluted net loss per share	11b	$1.84	$8.33	$12.99

Weighted average number of ordinary shares used in computing basic and diluted loss per share		822,500	831,103	842,500

The accompanying notes are an integral part of the consolidated financial statements.

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ELOXX PHARMACEUTICAL LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

U.S. dollars in thousands, except share data

					Additional		Total
	Ordinary Shares		Preferred Shares		paid-in	Accumulated	Shareholders'
	Number	Amount	Number	Amount	capital	deficit	Equity

Balance as of January 1, 2014	822,500	$2	132,500	(*) -	$527	$(86)	$443

Exercise of warrant into Series A Preferred Shares (see Note 9b3)	-	-	37,500	(*) -	150	-	150
Issuance of Series B-1 Preferred Shares and warrants to purchase Series B-2 Preferred Shares of NIS 0.01 par value, net of $146 issuance expenses (see Note 9b4)	-	-	235,231	1	3,513	-	3,514
Share-based compensation	-	-	-	-	75	-	75
Net loss	-	-	-	-	-	(1,407)	(1,407)

Balance as of December 31, 2014	822,500	$2	405,231	$1	$4,265	$(1,493)	$2,775

Issuance of Series A Preferred Shares (see Notes 9b5)	-	-	215,000	1	859	-	860
Issuance of Series B-1 Preferred Shares and warrants to purchase Series B-1 Preferred Shares of NIS 0.01 par value, net of $93 issuance expenses (see Notes 9b6)	-	-	200,754	(*) -	3,022	-	3,022
Exercise of options into Ordinary Shares (see Notes 9b7)	20,000	(*) -	-	-	(*) -	-	(*) -
Receipt on account of shares (see Note 6)	-	-	-	-	300	-	300
Share-based compensation	-	-	-	-	92	-	92
Net loss	-	-	-	-	-	(6,406)	(6,406)

Balance as of December 31, 2015	842,500	2	820,985	2	8,538	(7,899)	643

Issuance of Series B-1 Preferred Shares and warrants to purchase Series B-2 Preferred Shares of NIS 0.01 par value (see Note 9b4)	-	-	235,231	1	3,649	-	3,650
Issuance of Series B-1 Preferred Shares and warrants to purchase Series B-1 Preferred Shares of NIS 0.01 par value, net of $264 issuance expenses (see Note 9b8)	-	-	385,598	1	5,735	-	5,736
Exercise of warrants into Series A Preferred Shares (see Note 9b9)	-	-	87,500	(*) -	350	-	350
Share-based compensation	-	-	-	-	78	-	78
Net loss	-	-	-	-	-	(9,847)	(9,847)

Balance as of December 31, 2016	842,500	$2	1,530,314	$4	$18,350	$(17,746)	$610

(*)	Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

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ELOXX PHARMACEUTICAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2014	2015	2016
Cash flows from operating activities:

Net loss	$(1,407)	$(6,406)	$(9,847)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	75	92	78
Depreciation	2	5	8
Change in:
Other accounts receivables	(64)	(276)	(482)
Trade payables	92	529	1,250
Other account payables	125	321	149

Net cash used in operating activities	(1,177)	(5,735)	(8,844)

Cash flows from investing activities:

Investment in restricted bank deposit	(24)	-	(14)
Maturity of (investment in) restricted bank deposit	(1,496)	1,496	-
Purchase of property and equipment	(7)	(10)	(36)

Net cash (used in) provided by investing activities	(1,527)	1,486	(50)

Cash flows from finance activities:
Proceeds from exercise of warrants into Series A Preferred Shares	150	-	350
Proceeds from exercise of warrants into Ordinary Shares	-	(*) -	-
Proceeds from issuance of Series B-1 Preferred Shares and warrants, net of issuance expenses	3,514	-	3,650
Proceeds from issuance of Series A Preferred Shares	-	860	-
Proceeds from issuance of Series B-1 Preferred Shares and warrants, net of issuance expenses	-	3,022	5,736

Net cash provided by finance activities	3,664	3,882	9,736

Change in cash and cash equivalents	960	(367)	842
Cash and cash equivalents at the beginning of the year	777	1,737	1,370

Cash and cash equivalents at the end of the year	$1,737	$1,370	$2,212

(*) Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

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NOTE 1:	GENERAL

a.	Eloxx Pharmaceuticals Ltd. (the "Company") was incorporated in Israel on September 17, 2013. The Company focuses its activity on the discovery, development and commercialization of compounds for the treatment of genetic diseases caused by nonsense mutations. In 2013, the Company entered into a license agreement (the "Technion Agreement") with the Technion Research and Development Foundation Ltd. ("TRDF") see Note 7.

In April 2015, the Company established a wholly-owned U.S. subsidiary, Eloxx Pharmaceuticals Inc. ("Inc."), which was incorporated under the laws of the State of Delaware. Inc.'s principal business activity is to provide research and development function to the Company.

b.	As reflected in the accompanying audited consolidated financial statements, the Company has not generated revenue from the sale of any product, and does not expect to generate significant revenue unless and until obtaining of marketing approval and commercializing the drug. The Company incurred a loss for the year ended December 31, 2016 of $9,847 and had a negative cash flow from operating activities of $8,844 during the year ended December 31, 2016. The accumulated deficit as of December 31, 2016 is $17,746.

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles in the United States of America ("GAAP").

a.	Use of estimates:

The preparation of the financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions. The Company's management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

Although a portion of the Company's expenses are denominated in New Israeli Shekels ("NIS") (mostly salaries and rent), a substantial portion of its expenses are denominated in U.S. dollars. In addition, a substantial portion of the Company's cash flow transactions and the investing activities and equity transactions are incurred or made in U.S. dollars. The Company's management believes that the dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are re-measured into U.S. dollars in accordance with Accounting Standards Codification ("ASC") 830, "Foreign Currency Matters". All transaction gains and losses of the re-measurement of monetary balance sheet items are reflected in the statements of comprehensive loss as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the financial statements of the Company and Inc. All intercompany transactions and balances have been eliminated in consolidation.

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d.	Cash and cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less at the date of purchase to be cash equivalents.

e.	Restricted bank deposit:

Restricted bank deposit includes a deposit with maturities of more than three months and up to one year. The restricted bank deposit is presented at its cost, including accrued interest and is composed of guarantees in respect of the Company's credit card and facilities lease agreements of the Company and Inc.

f.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

Computers and software	33
Office furniture and equipment	7-15

g.	Impairment of long-lived assets:

Property and equipment subject to amortization are reviewed for impairment in accordance with ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the years ended December 31, 2016, 2015 and 2014, no impairment losses were recorded.

h.	Concentrations of credit risks:

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and restricted bank deposit. Cash and cash equivalents and restricted bank deposit are invested mainly in U.S. dollars in one bank in the Israel. Such funds in the Israel may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

i.	Research and development expenses:

Research and development expenses include funding for early-stage biotechnology projects mainly performed by research facilities, and are charged to the statement of comprehensive loss, as incurred except royalty-bearing participation from the Israeli Innovation Authority (previously known as the Office of the Chief Scientist) of the Ministry of Economy ("IIA"), as described in Note 2j.

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j.	Government grants:

The Company receives royalty-bearing grants, which represents participation of IIA in approved programs for research and development. These amounts are recognized on the accrual basis as a reduction of research and development expenses as such expenses are incurred (see Note 8b).

k.	Severance pay:

The Company's liability for severance pay is pursuant to Section 14 of the Severance Compensation Act, 1963 ("Section 14"), pursuant to which all the Company’s employees are included under Section 14, and are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in the employee's name with insurance companies. Under Israeli employment law, payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under Section 14 are not reflected in the consolidated balance sheets as the severance pay risks have been irrevocably transferred to the severance funds.

Severance expenses for the years ended December 31, 2014, 2015 and 2016 amounted to $26, $35 and $44, respectively.

l.	Income taxes:

The Company account for income taxes in accordance with ASC 740, "Income Taxes" which prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it not is more likely than not that a portion or all of the deferred tax assets will be realized.

Based on ASC 740, a two-step approach is used to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2015 and 2016, no liability for unrecognized tax positions has been recorded.

m.	Fair value of financial instruments:

ASC 820, "Fair Value Measurements and Disclosures" ("ASC 820"), defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the "exit price") in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

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The hierarchy is broken down into three levels based on the inputs as follows:

Level 1	-	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access.

Level 2	-	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3	-	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, for example, the type of investment, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment and the investments are categorized as Level 3.

The carrying amounts of cash and cash equivalents, restricted bank deposits, other accounts receivable, trade payables and accrued expenses and other accounts payable approximate their fair value due to the short-term maturities of such instruments.

n.	Accounting for stock-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, "Compensation-Stock Compensation", ("ASC 718"), which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company's consolidated statement of comprehensive loss.

The Company recognizes compensation expenses for the value of its awards granted based on the straight line method over the requisite service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company estimates the fair value of stock options granted using the Binomial Option-Pricing Model ("Binomial Model") which requires a number of assumptions, of which the most significant are the fair market value of the underlying Ordinary Shares, expected stock price volatility, suboptimal exercise factor and the expected option term. Expected volatility was calculated based upon historical volatilities of similar entities in the related sector index. The expected option term represents the period that the Company's stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The suboptimal exercise factor is estimated using historical option exercise information. The suboptimal exercise factor is the ratio by which the stock price must increase over the exercise price before employees are expected to exercise their stock options. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

The fair value of Ordinary Shares underlying the options was determined by the Company's Board of Directors with the assistance of an independent valuation firm. Because there has been no public market for the Ordinary Shares, the Board of Directors has determined fair value of the Ordinary Shares at the time of grant of by considering a number of objective and subjective factors including data from other comparable companies, sales of series Preferred Shares to unrelated third parties, operating and financial performance, the lack of liquidity of capital stock and general and industry specific economic outlook, amongst other factors. The fair value of the underlying Ordinary Shares shall be determined by management until such time as the Ordinary Shares are listed on the OTCQB Marketplace. For all reported periods, the valuations were performed using the Option Pricing Method ("OPM").

F-10

o.	Basic and diluted net loss per share:

The Company applies the two class method as required by ASC No. 260-10, "Earnings Per Share" ("ASC 260-10"), which requires the income or loss per share for each class of shares (ordinary and preferred shares) to be calculated assuming 100% of the Company's earnings are distributed as dividends to each class of shares based on their contractual rights.

No dividends were declared or paid during the reported periods. According to the provisions of ASC 260-10, the Company's Preferred Shares are not participating securities in losses and, therefore, are not included in the computation of net loss per share.

Basic loss per share is computed by dividing the loss for the period applicable to Ordinary Shareholders by the weighted average number of Ordinary Shares outstanding during the period. In computing diluted income per share, basic earnings per share are adjusted to reflect the potential dilution that could occur upon the exercise of share options granted to grantees and upon conversion of shares warrants issued to investors and service providers using the "treasury stock method".

For the years ended December 31, 2014, 2015 and 2016, all outstanding Preferred Shares, share options and share warrants have been excluded from the calculation of the diluted net loss per share as all such securities are anti-dilutive for all years presented (see Note 11b).

p.	Legal and other contingencies:

The Company accounts for its contingent liabilities in accordance with ASC 450 "Contingencies". A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of December 31, 2015 and 2016, the Company is not a party to any litigation that could have a material adverse effect on the Company's business, financial position, results of operations or cash flows (see Note 7).

Legal costs incurred in connection with loss contingencies are expensed as incurred.

q.	Recent Accounting Pronouncements:

1.	In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern ("ASU 2014-15"), which provides guidance on management’s responsibility in evaluating whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). ASU 2014-15 also provide guidance related to the required disclosures as a result of management evaluation.

The amendments in ASU 2014-15 became effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Accordingly, management applied the guidance of ASU 2014-15 to these financial statements and has determined that there is a no doubt about the Company’s ability to continue as a going concern. Certain disclosures were provided to conform to the disclosures required under ASU 2014-15

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2.	In February 2016, the FASB issued ASU 2016-02, "Leases", on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for in a manner similar to the accounting under existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASC 842 supersedes the previous leases standard, ASC 840, "Leases". The guidance is effective for the interim and annual periods beginning on or after December 15, 2018, and early adoption is permitted. This new guidance does not have a material impact on the Company’s consolidated financial statements.

3.	On March 30, 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation", which effects all entities that issue share-based payment awards to their employees. The amendments in this ASU cover such areas as the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. This ASU is effective for annual and interim periods beginning after December 15, 2016. This guidance can be applied either prospectively, retrospectively or using a modified retrospective transition method. This new guidance does not have a material impact on the Company’s consolidated financial statements.

4.	In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): "Restricted Cash" (ASU 2016-18), which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. This new guidance does not have a material impact on the Company’s consolidated financial statements.

5.	In May 2017, the FASB issued ASU 2017-09 guidance on changes to terms and conditions of share-based payment awards. The amendment provides guidance about which changes to terms or conditions of a share-based payment award require an entity to apply modification accounting. The guidance will be effective for the fiscal year beginning on January 1, 2018, including interim periods within that year (early adoption is permitted). The Company is currently evaluating the potential effect of the guidance on its consolidated financial statements.

6.	In July 2017, the FASB issued ASU 2017-11, which allows companies to exclude a down round feature when determining whether a financial instrument is considered indexed to the entity’s own stock. As a result, financial instruments with down round features may no longer be required to be accounted classified as liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, such as warrants, an entity will treat the value of the effect of the down round, when triggered, as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. The guidance in ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, and the guidance is to be applied using a full or modified retrospective approach. The Company is evaluating the impact of the revised guidance.

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NOTE 3:	OTHER ACCOUNTS RECEIVABLES

	December 31
	2015	2016

Prepaid expenses	$5	$11
Government grants from IIA	259	605
Governmental authorities	91	221

	$355	$837

NOTE 4:	PROPERTY AND EQUIPMENT, NET

	December 31
	2015	2016

Cost:

Computers and software	$19	$54
Office furniture and equipment	1	2
	20	56
Accumulated depreciation:

Computers and software	7	14
Office furniture and equipment	(*) -	1
	7	15

Depreciated cost	$13	$41

(*) Represents an amount lower than $1.

Depreciation expenses for the years ended December 31, 2014, 2015 and 2016 were $2, $5 and $8, respectively.

NOTE 5:	OTHER ACCOUNTS PAYABLE

	December 31,
	2015	2016

Employees and payroll accruals	$11	$229
Social accruals	100	164
Governmental authorities	22	26
Accrued expenses	377	200

	$470	$619

NOTE 6:	RECEIPT ON ACCOUNT OF SHARES

On October 16, 2013 (the "Effective Date"), the Company signed a Right of First Negotiation Agreement (the "ROFN Agreement") with a potential investor (the "Investor"), Pursuant to which, the Investor shall pay to the Company a total amount of $900 in two installments (the "ROFN Payments") as follows: (i) amount of $300 within 90 days following the Effective Date (the "First Installment"), and (ii) $600 within 14 days following a written notice signed by the Company's Chief Executive Officer, confirming that the Company has officially reached a clinical candidate selection, as agreed with the Investor (the "Second Installment").

In addition, the Investor is entitled to convert the ROFN Payments to preferred securities upon a qualified financing as defined in the ROFN Agreement. In October 2013, the First Installment was transferred to the Company.

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On February 13, 2015, the ROFN Agreement was mutually terminated. Upon the ROFN Agreement's termination, based on the agreement the First Installment shall not be repaid to the Investor and the Investor will not pay the Second Installment. Therefore, the liability related to prepayments on shares was classified into additional paid in capital.

NOTE 7:	RELATED PARTY

In 2013, the Company entered into Technion Agreement with TRDF with respect to certain technology relating to aminoglycosides and the redesign of aminoglycosides for the treatment of human genetic diseases caused by premature stop mutations and further results of the research of the technology, in order to develop and commercialize products based on such technology. Under the agreement, TRDF shall provide the Company research services for an estimated annual payment of $50, with the exact payment to be mutually agreed upon by the parties prior to the beginning of each year of the research period.

In addition, TRDF shall grant the Company a license to use, market, sell or sub-license the rights of the product developed under the TRDF research results (the "Licensed Product"), as fully defined in the Technion Agreement, for the following considerations: (a) milestone payments, to be transferred upon meeting certain milestones as defined in the Technion Agreement, up to total consideration of $6,100; (b) royalties on net sales of the Licensed Product, either from sales by the Company or by a sub-licensed entity, at the rate of 2.75%-3.75%, for a period until the later of (i) the expiration of a valid claim on the Licensed Product in each country the Licensed Product is sold to, or (ii) fifteen years from the date of the first commercial sale of the Licensed Product in such country, and (c) 20% of the non-royalty sub-license income received by the Company from a sub-licensed entity. In addition, the Company shall pay certain fee to TRDF upon an exit event as described in the Technion Agreement.

Moreover, upon the closing of an Exit Event that is not Initial Public Offering ("IPO"), as defined in the Technion Agreement, TRDF shall be entitled to an amount equal to 3% of all non-refundable, non-contingent consideration, whether in cash or in kind, actually received by the Company and / or its shareholders. Upon the closing of an Exit Event that is IPO, as defined in the Technion Agreement, TRDF shall be entitled to a number of Ordinary Shares of the Company representing 3% of the Company's outstanding shares on a fully diluted basis immediately prior to the closing of such IPO. The Company's management strongly believes TRDF is not entitled to any of the above consideration following the closing of the merger transaction with Sevion Therapeutics Inc. (“Sevion”) (see Note 12e and 12f).

During the year ended December 31, 2016, the Company recorded general and administrative expenses amounting to $185 in relation with TRDF reimbursement for the preparation, filling, prosecution and maintenance of TRDF patents rights related to the Company.

In addition, during the year ended December 31, 2014, 2015 and 2016, the Company recorded research and development expenses in connection to TRDF amounting to $50, $58 and $33, respectively. As of December 31, 2015 and 2016, the TRDF balance recorded in accrued expenses balance was $26 and $185, respectively.

F-14

NOTE 8:	COMMITMENTS AND CONTINGENT LIABILITIES

a.	The Company and Inc. leased their facilities under an operating lease agreements for the period ending in February 2017 and March 2017, respectively.

Future minimum lease commitments as of December 31, 2016 were as follows:

As of December 31,	Total

2017	$25

$25

The lease expenses that were recorded during the years ended December 31, 2014, 2015 and 2016 amounting to $59, $97 and $130, respectively.

Subsequent to December 31, 2016, the Company and Inc. signed on a new lease agreements (see Notes 12b and 12c).

b.	Royalty commitments to the IIA (previously known as Office of the Chief Scientist):

Under the research and development agreements with the IIA and pursuant to applicable laws, the Company is required to pay royalties at the rate of 3%-3.5% on sales to end customers of products developed with funds provided by the IIA, up to an amount equal to 100% of the IIA research and development grants received, linked to the dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to dollar deposits. If the Company does not generate sales of products developed with funds provided by the IIA, the Company is not obligated to pay royalties or repay the grants.

The total research and development grants received by the Company from the IIA for the years ended December 31, 2014, 2015 and 2016 were $175, $309 and $1,218, respectively. As of December 31, 2016, the Company has not commenced the payment obligation of the royalties, and has a contingent obligation with respect to royalty-bearing participation received or accrued (including LIBOR interest amounting to $11), amounting to $1,713.

c.	In November 2014, the Company entered into 2014 Finder Fee Agreement (the "Agreement) with an Independent Contractor (the "Contractor"), for the purpose of presentation to potential strategic partners and potential investors.

According to the Agreement, at each closing of financing from certain investors (the "Investment Amount"), the Contractor shall be eligible to a fee equal to either: (a) cash fee of 8.5% of the Investment Amount, or (b) cash fee of 5% of the Investment Amount and a warrant for the purchase of 5% of the shares issued to the certain investors at such equity investment. The exercise price per share for the warrants shall be equal to the price per share of the securities sold in such financing. The warrants' contractual term is 5 years.

Until December 31, 2016, the Company paid to the Contractor aggregate amount of $491 and granted 49,784 warrants to purchase 49,784 Series Preferred B-1 Shares as finder fee compensation (see Notes 9b4, 9b6, 9b8 and 9c) (9,667 warrants out of which were expired in November 2016). Subsequent to December 31, 2016, the Company paid to the Contractor and another service provider aggregate amount of $479 and granted 16,367 warrants to purchase 16,367 Series Preferred C Shares as finder fee compensation in connection to 2017 SPA (see Note 12e).

d.	Technion Agreement (see Note 7).

F-15

NOTE 9:	SHAREHOLDERS' EQUITY

a.	As of December 31, 2015 and 2016, the Company's share capital is composed as follows:

	December 31, 2015		December 31, 2016
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of shares

Ordinary Shares (1)	6,000,000	842,500	6,000,000	842,500
Preferred A Shares (2)	1,000,000	385,000	1,000,000	472,500
Preferred B-1 Shares (2)	2,000,000	435,985	2,000,000	1,057,814
Preferred B-2 Shares (2)	1,000,000	-	1,000,000	-

	10,000,000	1,663,485	10,000,000	2,372,814

(1)	The Ordinary Shares confer upon their holders the following rights:

(a)	The right to participate and vote in the Company's general meetings, whether regular or extraordinary. Each share will entitle its holder, when attending and participating in the voting in person or via agent or letter, to one vote;

(b)	The right to a share in the distribution of dividends, whether in cash or in the form of bonus shares, the distribution of assets or any other distribution pro rata to the par value of the shares held by them;

(c)	The right to a share in the distribution of the Company's excess assets upon liquidation pro rata to the par value of the shares held by them.

(2)	Preferred A, B-1 and B-2 Shares (together refer as "Preferred Shares") confer upon their holders all the rights of Ordinary Shares. In addition, based on the Company's Articles of Association (the "AOA"), the preferred shareholders bear the following rights and privileges:

Voting - Holders of series Preferred Shares are entitled to one vote for each Preferred share into which such share Preferred share is convertible. The holders of the Preferred Shares shall be entitled to vote on all matters on which holders of Ordinary Shares are entitled to vote. Certain decisions of the shareholders require the approval of the majority of the holders of Preferred Shares on a pro rata basis.

Conversion - Each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the original issue price of such Preferred Share by the applicable conversion price at that time in effect for such Preferred Share.

All Preferred Shares shall automatically be converted 1:1 into such number of fully paid and non-assessable Ordinary Shares , upon the earliest to occur of the following: (i) immediately prior to and contingent upon the closing of an IPO where the Company’s pre-money valuation is $150,000 or more with net proceeds to the Company of $50,000 or more ("Qualified IPO"); (ii) immediately prior to and contingent upon the closing of a merger of the Company into a public company in which the merger consideration is shares which are freely traded on a reputable stock exchange, provided that such merger was approved in writing by investor of Preferred shares in advance; or (iii) upon the consent of the majority preferred shareholders (see Note 12e).

F-16

The Company has reserved Ordinary Shares that will be sufficient to effect the conversion of all outstanding shares of Preferred Shares.

Liquidation preference - In the event of (i) liquidation, (ii) deemed liquidation, or (iii) any distribution in cash, cash equivalents, Based on preference of distribution, the holders of Preferred Shares shall be entitled to receive, before any payment shall be made or declared to the holders of Ordinary Shares, an amount which is equal to (i) the original issue price of such Preferred Share (subject to adjustments) plus an amount per share equal to 8% per annum of the applicable original issue price compounded annually from the applicable date of issuance thereof, to the date of payment of such distributable proceeds, up to 150% of the applicable original issue price, plus (ii) any declared but unpaid dividends with respect to such Preferred Share, less (iii) all dividends actually paid to the holders of Preferred Shares on account of the Preferred Shares.

As of December 31, 2016, the aggregate liquidation preference amounted to $20,030. The foregoing dollar amount does not include dividends, as the Board of Directors has not declared any dividends since inception.

Preemptive rights - Until the closing of an IPO, each shareholder holding at least one percent of the issued and outstanding share capital of the Company on a fully diluted and as converted basis (the "Eligible Shareholders") shall have preemptive rights to purchase all or part of such Eligible Shareholder's pro-rata share of new securities that the Company may sell and issue, from time to time.

b.	Issuance of shares:

1.	On October 15, 2013 the Company issued to three investors 822,500 ordinary shares with par value of NIS 0.01 (see Note 1a).

2.	On November, 2013, the Company entered into a Series A Preferred Shares Purchase Agreement (the "2013 SPA") whereby the Company issued to new and existing investors (the "2014 Investors") 347,500 Series A Preferred Shares with par value of NIS 0.01 and 125,000 warrants to one of the investors to purchase 125,000 Series A Preferred Shares with an exercise price of $4 (the "2013 Warrants") for an aggregate gross amount of $1,390, representing a price per unit of $4, that should be transferred to the Company in two closing.

3.	In January 2014, certain shareholder exercised its warrants to purchase 37,500 Series A Preferred Shares for a total amount of $150.

4.	On October 30, 2014, the Company entered into a Series B-1 Preferred Shares Purchase Agreement (the "2014 SPA") whereby the Company issued to new and existing investors (the "2014 Investors") 470,462 Series B-1 Preferred Shares with par value of NIS 0.01 and 235,232 warrants to purchase 235,232 Series B-2 Preferred Shares with an exercise price of $23.28 (the " 2014 Warrants") for an aggregate gross amount of $7,300, representing a price per unit of $15.52, that should be transferred to the Company in two closing.

The warrants shall be exercisable by each investor as follows: (i) half of the underlying Preferred B-2 Share upon the first closing and (ii) half of the underlying Preferred B-2 Shares upon the achievement by 2014 Investors of its respective portion of the investment amount following the commencement of First In Man ("FIM") trial, which is defined in the 2014 SPA as the Milestone Closing. The exercise period of the aforementioned warrants ends on the second anniversary of the date of which such warrants became exercisable.

F-17

Following the signing of the 2014 SPA, the consideration was paid in two installments, whereby the 2014 Investors transferred to the Company amount of $3,650 for issuance of 235,231 Series B-1 Preferred Shares and 117,616 warrants to purchase 117,616 Series B-2 Preferred Shares as first closing. In addition, in September 2016, upon meeting of the Milestone Closing, the 2014 Investors transferred to the Company the additional amount of $3,650 for 235,231 Series B-1 Preferred Shares with par value of NIS 0.01 and 117,616 warrants to purchase 117,616 Series B-2 Preferred Shares as a second closing.

As discussed in Note 8c, in connection to the 2014 SPA, the Company paid to the Contractor cash consideration of $115 as a finder fee and granted an amount 34,796 warrants to purchase 34,796 Series B-1 Preferred Shares with an exercise price of $15.52 (7,331 warrants out of this total were granted upon the achievement of the Milestone Closing). The warrants are subject to standard anti-dilution protection clauses.

5.	In April 2015, the Company met a clinical milestone in connection with the share purchase agreements signed in 2013 SPA, pursuant to which, the Company issued to participated investors 215,000 Series A Preferred Shares with par value of NIS 0.01 for an aggregate amount of $860.

6.	On July 16, 2015, the Company entered into a Series B-1 Preferred Shares Purchase Agreement (the "2015 SPA") whereby the Company issued to existing investors (the "2015 Investors") 200,754 Series B-1 Preferred Shares with par value of NIS 0.01 and 301,130 warrants to purchase 301,130 Series B-1 Preferred Shares with an exercise price of $15.52 (the "2015 Warrants") for an aggregate gross amount of $3,115, representing a price per unit of $15.52.

The warrants are eligible for exercise into Series B-1 Preferred Shares over a period that terminates upon the earlier of the following events to occur: (i) consummation of a Deemed Liquidation as defined in the 2015 SPA; or (ii) July 23, 2022; or (iii) the later of: (a) July 23, 2017); or (b) Expiration of 180 day period as of the completion of FIM trial.

As discussed in Note 8c, in connection to the 2015 SPA, the Company paid the Contractor cash consideration of $112 as a finder fee and granted 6,123 warrants to purchase 6,123 Series B-1 Preferred Shares with exercise price of $15.52. The warrants are subject to standard anti-dilution protection clauses.

7.	In July 2015, one of the Company's employee exercised its 20,000 options with an exercise price of 0.01 NIS to purchase 20,000 Ordinary Shares.

8.	In February 2016, the Company entered into a Series B-1 Preferred Shares Purchase Agreement (the "2016 SPA") whereby the Company issued to existing investors (the "2016 Investors") 386,598 Series B-1 Preferred Shares with par value of NIS 0.01 and 579,898 warrants to purchase 579,898 Series B-1 Preferred Shares with an exercise price of $15.52 (the "2016 Warrants") for an aggregate gross amount of $6,000, representing a price per unit of $15.52, that should be transferred to the Company in two closing.

The warrants shall be exercisable by each investor as follows: (i) half of the underlying Preferred B-2 Share upon the first closing and (ii) half of the underlying Preferred B-1 Shares upon the achievement by 2016 Investors of its respective portion of the investment amount following the commencement FIM trial, which defined in the 2016 SPA as the Milestone Closing. The exercise period of the aforementioned warrants end upon the occurrence of earlier of the following events: (i) consummation of a Deemed Liquidation as defined in the Company's AOA; or (ii) the fifth anniversary of the applicable closing.

Following the signing of the 2016 SPA, the 2016 Investors transferred to the Company $3,500 for issuance of 225,516 Series B-1 Preferred Shares and 338,275 warrants to purchase 338,275 Series B-1 Preferred Shares as a first closing. In addition, in November 2016, upon meeting a certain milestone as described in the 2016 SPA, the 2016 Investors transferred to the Company an additional amount of $2,500 for 161,082 Series B-1 Preferred Shares and 241,623 warrants to purchase 241,623 Series B-1 Preferred Shares as a second closing.

F-18

As discussed in Note 8c, in connection to the 2016 SPA, the Company paid to the Contractor cash consideration of $264 as a finder fee and granted an amount 5,638 warrants to purchase 9,665 Series B-1 Preferred Shares with exercise price of $15.52. The warrants are subject to standard anti-dilution protection clauses.

9.	In August 2016, two shareholders exercised 25,000 and 62,500 warrants to purchase Series A Preferred shares, respectively, for a total consideration of $350.

10.	Subsequent to December 31, 2016, the Company issued 1,421,838 Series C Preferred Shares with par value of NIS 0.01 for total gross consideration of $21,000 (see Notes 12d and 12e).

c.	The table below summarizes the outstanding warrants as of December 31, 2016:

	Amount	Weighted average exercise price

Warrants to purchase Ordinary Shares	12,897	4.00
Warrants to purchase Series B-1 Preferred Shares (*)	911,478	15.52
Warrants to purchase Series B-2 Preferred Shares	235,232	23.28

Total outstanding warrants	1,159,607

(*)	Including 40,117 warrants that were granted to the Contractor as finder fee compensation for the purpose of presentation to potential strategic partners and potential investors (see Note 8c).

Subsequent to December 31, 2016, the Company granted to certain service providers 16,367 warrants to purchase 16,367 Series Preferred C Shares upon the closing of the 2017 SPA as finder fee compensation (see Note 12e).

d.	Stock-based compensation:

In 2013, the Company's Board of Directors adopted the 2013 Share Ownership and Option Plan in accordance with the amended section 102 and 3(i) of Israel’s Income Tax Ordinance (the "2013 Plan"). Under the 2013 Plan, options to purchase Ordinary Shares of the Company may be granted to employees, officers, directors and consultants of the Company. Each option granted can be exercised for one Ordinary Shares of the Company. Options granted generally become fully exercisable after two to four years and expire no later than 10 years from the approval date of the option plan under terms of grant. Any option forfeited or cancelled before expiration become available for future grants. As of December 31, 2016, the options pool amounted to 390,300 Ordinary Shares, and therefore there were no Ordinary Shares available for future grant under the 2013 Plan.

F-19

Transactions related to the grant of options to employees and directors under the 2013 Plan during the year ended December 31, 2016, were as follows:

	Amount	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value

Options outstanding at beginning of year	312,800	$1.67	8.58	$335
Granted	77,500	$4.93

Options outstanding at end of year	390,300	$2.32	7.93	1,571

Vested and expected to be vested at end of year	390,300	$2.32	7.93	$1,571

Options exercisable at end of year	279,545	$0.34	7.55	$1,407

The aggregate intrinsic value represents the total intrinsic value (the difference between the deemed fair value of the Company's Ordinary Shares on the last day of fiscal 2016 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2016. The aggregate intrinsic value is impacted by the changes in the fair value of the Company's shares.

The weighted average grant date fair value of the options granted during the years ended December 31, 2014, 2015 and 2016 were $0.79, $0.87 and $0.69, respectively.

The following table presents the assumptions used to estimate the fair values of the options granted in the period presented:

	December 31,
	2014	2015	2016

Dividend yield	0%	0%	0%
Volatility	75.04%-88.38%	73.70%-88.72%	64.46%-105.57%
Risk free interest	0.15%-2.02%	0.25%-1.87%	0.47%-2.35%
Contractual term (years)	10	10	10
Suboptimal exercise	2.3	2.3	2.3

As of December 31, 2016, there was $75 of total unrecognized compensation cost related to non-vested stock options granted under the 2013 Plan. This cost is expected to be recognized over a weighted-average period of 1.16 years.

F-20

The total equity-based compensation expense related to all of the Company's equity-based awards, recognized for the years ended December 31, 2014, 2015 and 2016, was comprised as follows:

	Year ended December 31,
	2014	2015	2016

Research and development	$68	$68	$61
General and administrative	7	24	17

Total stock-based compensation expenses	$75	$92	$78

NOTE 10:	TAXES ON INCOME

a.	Tax rates applicable to the Company:

1.	Taxable income of the Company is subject to a corporate tax rate in Israel as follow: 2015 - 26.5% and 2016 - 25%.

2.	On January 4, 2016, the Israeli Parliament officially published the Law for the Amendment of the Israeli Tax Ordinance (Amendment 216), which reduces the standard corporate income tax rate from 26.5% to 25%.

3.	In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), which reduces the corporate income tax rate to 24% (instead of 25%) effective from January 1, 2017 and to 23% effective from January 1, 2018 and thereafter.

b.	Tax rates applicable to Inc.:

Inc. is subject to U.S. income taxes. The tax rates are compounded from a progressive federal tax of 35% in addition to state and local taxes.

c.	Income taxes on the Company’s foreign subsidiary:

Foreign subsidiaries are taxed according to the tax laws in its respective country of residence. Neither Israeli income taxes, foreign withholding taxes nor deferred income taxes were provided in relation to undistributed earnings of the Company's foreign subsidiary. This is because the Company has the intent and ability to reinvest these earnings indefinitely in its foreign subsidiary and therefore those earnings are continually redeployed in foreign jurisdictions.

d.	Net operating losses carryforward:

The Company has accumulated operating losses for tax purposes as of December 31, 2016 in the amount of approximately $12,220, which may be carried forward and offset against taxable income in the future for an indefinite period.

F-21

e.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	December 31,
	2015	2016

Deferred tax assets:
Net operation loss carryforward	$1,174	$2,811
Reserves and allowances	10	17
Research and development	719	864

Net deferred tax asset before valuation allowance	1,903	3,692
Valuation allowance	(1,903)	(3,692)

Net deferred tax asset	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance at December 31, 2015 and 2016.

f.	The components of income (loss) before taxes on income are as follows:

	Year ended December 31,
	2014	2015	2016

Domestic	$(1,407)	$(6,418)	$(9,883)
Foreign	-	16	44

Income (loss) before taxes on income	$(1,407)	$(6,402)	$(9,839)

g.	Taxes on income for the years ended December 31, 2015 and 2016 are comprised from taxes incurred as a result of the implementation of the cost plus method between the Company and Inc.

h.	The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowances in respect to deferred taxes relating to accumulated net operating losses carried forward and temporary differences due to the uncertainty of the realization of such deferred taxes.

NOTE 11:	SELECTED STATEMENTS OF COMPREHENSIVE LOSS

a.	Financial expense, net:

	Year ended December 31,
	2014	2015	2016

Financial expenses:
Bank commissions and others	$1	$9	$22
Exchange rate differences	59	122	7

Total financial expense, net	$60	$131	$29

F-22

b.	The loss and the weighted average number of shares used in computing basic and diluted net loss per share for the years ended December 31, 2014, 2015 and 2016, is as follows:

	Year ended December 31,
	2014	2015	2016

Numerator:
Net loss	$1,407	$6,406	$9,847
Dividends accumulated for the period (*)	102	516	1,100

Net loss available to shareholders of Ordinary Shares	$1,509	$6,922	$10,947

Denominator:
Shares used in computing net loss per share of Ordinary shares, basic and diluted	822,500	831,103	842,500
Net loss per share of Ordinary Share, basic and diluted	$1.84	$8.33	$12.99

(*)	The net loss used for the computation of basic and diluted net loss per share include 8% per share per annum compounded annually which shall be distributed to shareholders in case of distributable assets determined in the AOA under the liquidation preference right (See Note 9a2).

Convertible securities, including 1,159,607 warrants to purchase Ordinary Shares and 472,500 Series Preferred A Shares, 1,057,815 Series Preferred B-1 Shares and 390,300 options to grantees under the 2013 Plan, are not included in this calculation due to their anti-dilutive effect.

NOTE 12:	SUBSEQUENT EVENTS

a.	The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to identify matters that require additional disclosure. For its annual consolidated financial statements as of December 31, 2016 and for the year then ended, the Company evaluated subsequent events through December 4, 2017, the date that the consolidated financial statements were issued. Except as described below, the Company has concluded that no subsequent event has occurred that require disclosure.

b.	On February 22, 2017, the Company entered into a new Operating Lease Agreement (the "Agreement") for its premises for a period of 3 years commencing March 8, 2017 and continuing until April 30, 2020 with an option to extend the lease period for additional 2 years. According to the terms of the Agreement, the Company has a grace period of 2 months from payments, after which the Company will pay a monthly fee of $5.

In addition, in January 2017, Inc. renewed its operating lease agreement, pursuant to which the Company leased its facilities for a period of 1 year commencing April 1, 2017 and continuing until March 31, 2018. According to the terms of the Agreement, the Company will pay a monthly fee of $5.

c.	In March 2017, the Company entered into an agreement with an unrelated party to occupy a laboratory for its clinical needs for a period of 1 year commencing March 8, 2017 and continuing until March 8, 2018 with an option to extend the lease period for additional 1 year. According to the terms of the agreement, the Company will pay a monthly fee of $4.

F-23

d.	On January 26, 2017 (the "Closing Date"), the Company entered into a Convertible Loan Agreement (the "Agreement") with five of its shareholders (the "Lenders"), pursuant to which the Company raised an aggregate amount of $2,500 (the "Convertible Loan"). The Convertible Loan should bear a 5% annual interest rate. According to the Agreement, the outstanding portion of the Convertible Loan (without accrued interest) should be automatically converted upon the consummation of equity investment by third party of an aggregate amount of at least $5,000 (the "Qualified Equity Investment"), prior to the lapse of 2 years from the Closing Date (the "Maturity Date"), into equity securities of the same class issued by the Company in a Qualified Equity Investment, in a conversion price which is equal to 80% of the price per share paid by the third party is such Qualified Equity Investment (the "Automatic Conversion"). In addition, upon the earlier of (i) the Maturity Date or (ii) an Event of Default as defined in the Agreement, the outstanding portion of the Convertible Loan (including accrued interest) should be converted into an equity investments of the then existing most senior class, at a conversion price per share which is equal to 65% of the original issue price per share applicable to such class. At the end of May 2017, the Lenders signed a waiver agreement, pursuant to which they waived the potential discount described above. On May 31, 2017, the Convertible Loan was converted into 165,326 Series C Preferred Shares, according to the price per share that was paid in the 2017 SPA (see Note 12e).

e.	On May 22, 2017 the Company entered into a Share Purchase Agreement with certain existing and new investors, in an aggregate amount of $34,500, which included, inter alia, the conversion of the loan as detailed in Note 12d (excluding the interest, which was waived), into Preferred C Shares of the Company (the “2017 SPA”). According to the 2017 SPA, at the first closing, the investors (including the conversion of the loan amount as aforesaid) invested a gross amount of $14,500 in the Company by issuance of 958,887 Series Preferred C Shares (the “First Closing”). At the second closing, which shall take place no later than December 31, 2017, an additional investment of $12,000 shall be invested in the Company (the “Second Closing”). In addition, according to the 2017 SPA, the Company is entitled to raise an additional amount of up to $8,000 in two tranches, whereby the first closing of which shall be consummated by the end of June 2017, and the second closing shall be held at the Second Closing of the 2017 SPA (together, the “Deferred Closing”).

In parallel with the First Closing, the Company entered into a reverse merger agreement with Sevion Sub Ltd., an Israeli wholly owned subsidiary of Sevion Therapeutics Inc. (which is also a party to the agreement), a U.S public company (“Sevion”) (the “Merger Agreement”). According to the Merger Agreement, the Company shall be the surviving entity upon the merger and shall become a wholly owned subsidiary of Sevion. The shareholders of the Company shall receive in consideration for their shares in the Company, shares of Sevion constituting 71.6% of the share capital of Sevion (such ratio was later updated to 68.74% to reflect additional investments, as set forth below). The closing of the merger shall take place prior to December 31, 2017 and in such event the amount undertaken to be invested in the Company at the Second Closing shall be invested instead in Sevion under separate subscription agreements.

On June 27, 2017, the Company consummated the first closing of the Deferred Closing in a gross amount of $3,000 for issuance of 198,390 Series Preferred C Shares, such that the aggregate amount invested under the First Closing is $15,000, and additional $15,000 shall be invested at the Second Closing.

In connection to the First Closing and the first closing of the Deferred Closing, the Company incurred incremental and direct issuance costs amounting to $331 (excluding grant to certain service providers of 16,367 warrants to purchase 16,367 Series Preferred C Shares as finder fee compensation).

On July 23, 2017, pursuant to a second joinder to the SPA, an additional aggregate amount of $8,000 was raised from investors. Half of the amount was invested in the Company on August 2, 2017 for the issuance of 264,561 Series Preferred C Shares (excluding incremental and direct issuance costs amounting to $205), and the remainder shall be invested by same investor in the Company, upon Second Closing even if the closing of the Merger Agreement takes place, notwithstanding, the second installment of $4,000 shall be deemed an investment in Sevion for the purpose of the exchange ratio under the Merger Agreement.

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Consummation of the merger was conditioned upon certain closing conditions, including, among other things: (i) approval of the merger by the stockholders of the Company (simultaneously with the execution of the Merger Agreement, Sevion received a voting agreement executed by the holders of at least 60% of the Company’s capital stock agreeing to vote in favor of the Transaction); (ii) the successful consummation of equity financings resulting in cash investments in each of Sevion and the Company of no less than $19,000, each pursuant to the terms of subscription agreements to be entered into in connection with the Agreement; (iii) the entering into of a lockup agreement and registration rights agreement by and among Sevion, certain shareholders of Sevion and certain holders of Registrable Securities (as defined in the Agreement); (iv) the compliance of Sevion with its obligations to prepare, file, negotiate and perform all acts with respect to the uplisting of Sevion’s common stock to the Nasdaq Capital Market; (v) termination and/or cancellation of various Sevion agreements; (vi) delivery to the Company of executed resignation letters by each of the directors and officers of Sevion, with an effective date to be as agreed upon by Sevion and the Company; (vii) the adoption by Sevion of an amendment to its certificate of incorporation to affect a change in the name of Sevion to “Eloxx Pharmaceuticals, Inc.”; and (viii) conversion of all shares of Preferred Stock of Sevion into shares of common stock of Sevion. Additionally, at the consummation of the merger, Sevion was required to hold an amount of available cash not less than $10,500.

f.	On August 9, 2017, the Company received a legal claims letter from TRDF regarding TRDF’s alleged entitlement to an exit fee in accordance with the Technion Agreement. The Company rejected all claims made by TRDF.

g.	On July 16, 2017, the Company's Board of Directors approved the grant of 14,378 options to certain employees of the Company with an exercise price of $4.77 and a vesting schedule of four years on a quarterly basis.

h.	On July 18, 2017, one of the Company's employees exercised 700 options with an exercise price of $5 per share for a total consideration of $4.

i.	On October 15, 2017, Inc. entered into a new Operating Lease Agreement (the "Agreement") with an unrelated party, regarding its premises pursuant to which the Inc. leased its facilities for a period of 37 months commencing November 15, 2017 and continuing until December 17, 2020 with an option to extend the lease period for additional 3 years. According to the terms of the Agreement, Inc. will pay a monthly fee of $14.

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